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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 17, 1999
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                           CITIZENS FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)



             DELAWARE                      2-96144               55-0666598
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  (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
           incorporation)                                    Identification No.)



 211 Third Street, Elkins, West Virginia                       26241
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 (Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code:   (304) 636-4095
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events.
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     On December 17, 1999, Citizens National Bank of Elkins, a wholly-owned subsidiary of Citizens Financial Corp., entered into an agreement to acquire a branch banking facility in Petersburg, West Virginia from South Branch Valley National Bank, a subsidiary of South Branch Valley Bancorp, Inc. The acquisition stems from the divestiture of the branch required by Federal regulators to avoid market concentration in loans and deposits with regards to South Branch's acquisition of Potomac Valley Bank also located in Petersburg, West Virginia. The transaction is anticipated to be completed during the first half of 2000, subject to regulatory approval, and will include the facilities and equipment, deposits and selected loans. It is anticipated that the transaction will be accounted for as a purchase for accounting purposes. The office will be operated as a branch of Citizens National Bank of Elkins. The total deposits of the branch currently approximate $10,000,000 and the approximated amount of the loans to be acquired are $4,600,000. The total consideration to be paid will depend upon the balances at the time of closing.






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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                             CITIZENS FINANCIAL CORP.

    December 22, 1999                  By  /s/ Thomas K. Derbyshire
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          Date                                  Thomas K. Derbyshire
                                                     Treasurer













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